EXHIBIT 99.1

Constellation Energy Partners LLC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

INDEX

Page
Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2007	F-1

Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-2

i

Constellation Energy Partners LLC

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2007

	CEP Historical	EQR and KPC Historical	Amvest Historical	Newfield Historical	Pro Forma Adjustments		CEP Pro Forma
	($ in 000’s)
Revenues
Gas sales	$50,033	$5,109	$22,633	$18,125	$(407	) g	$95,493
Loss from mark-to-market activities	(2,766)	—	—	—	—		(2,766)

Total Revenues	47,267	5,109	22,633	18,125	(407	) g	92,727
Expenses:
Operating expenses:
Lease operating expenses	9,822	2,373	4,601	4,083	(407	) g	20,472
Cost of sales	656	—	830	—	—		1,486
Production taxes	2,136	171	1,301	1,108	—		4,716
General and administrative	6,057	—	2,452	—	—	f	8,509
Loss on sale of asset	86	—	—	—	—		86
Depreciation, depletion and amortization	13,162	163	6,798	—	13,550	b	33,673
Accretion expense	211	—	24	—	196	c	431

Total operating expenses	32,130	2,707	16,006	5,191	13,339		69,373
Other expense/(income)
Interest expense	4,209	—	683	—	3,576	d,e	8,468
Interest (income)	(303)	—	(37)	—			(340)
Other (income)	(99)	—	—	—	—		(99)

Total other expenses/(income)	3,807	—	646	—	3,576		8,029

Total expenses	35,937	2,707	16,652	5,191	16,915		77,402

Income before taxes	$11,330	$2,402	$5,981	$12,934	$(17,322)		$15,325
Income tax provision	—	—	1,894	—	(1,894	) g	—
Net income (loss)	$11,330	$2,402	$4,087	$12,934	$(15,428)		$15,325
Other comprehensive income	(372)	—	—	—	—		(372)

Comprehensive income (loss)	$10,958	$2,402	$4,087	$12,934	$(15,428)		$14,953

Earnings per unit—Basic	$0.79						$0.69
Units outstanding—Basic	14,289,600				8,061,528	a	22,351,128
Earnings per unit—Diluted	$0.79						$0.69
Units outstanding—Diluted	14,292,163				8,061,528	a	22,353,691
Distributions declared and paid per unit	$1.1361						$1.1361

Constellation Energy Partners LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2007, is derived from:

•	the historical consolidated financial statements of CEP;

•	the historical statements of direct revenues and direct operating expenses of Newfield;

•	the historical consolidated financial statements of Amvest Osage, Inc. (“Amvest”);

•	the historical statements of direct revenues and direct operating expenses of EnergyQuest Resources, L.P. (“EQR”); and

•	the historical financial statements of Kansas Processing EQR, LLC (“KPC”).

The unaudited pro forma condensed combined statement of operations gives effect to the Newfield, Amvest, EQR, and KPC acquisitions as if the transactions had occurred on January 1, 2006. No unaudited pro forma condensed combined balance sheet as of September 30, 2007 is presented since all of the related transactions closed prior to September 30, 2007, and are included in the historical condensed combined balance sheet of CEP which is included in the Company’s Form 10-Q filed on November 14, 2007.

The unaudited pro forma condensed combined statement of operations is presented for illustrative purposes only, and does not purport to be indicative of the results of operations that would actually have occurred if the transactions described had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to factors described in “Risk Factors” included in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2007, in our Annual Report on Form 10-K for the year ended December 31, 2006 or elsewhere in the Company’s reports and filings with the Securities and Exchange Commission (“SEC”). The unaudited pro forma condensed combined statement of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2007.

The pro forma statements should also be read in conjunction with the statements of revenues and direct operating expenses for Newfield and the notes thereto included in a Form 8-K/A filed with the SEC dated October 12, 2007, the consolidated financial statements of Amvest included in a Form 8-K/A filing with the SEC dated September 14, 2007, and with the statements of direct revenues and direct operating expenses for EQR and the notes thereto and the consolidated financial statements of KPC included in a Form 8-K/A filing with the SEC dated July 5, 2007.

2. ACQUISITION AND PRELIMINARY PURCHASE PRICE ALLOCATION

Newfield Acquisition

The Newfield acquisition was completed on September 21, 2007 (“Closing Date”). The Company acquired certain oil and natural gas properties in the Cherokee Basin from Newfield Exploration Mid-Continent Inc. (“Newfield”) for approximately $128.0 million, subject to purchase price adjustments. The Company also completed a private placement of 2,470,592 common units at an average price of $42.50 per unit for an aggregate purchase price of approximately $105 million. The Company also filed a registration statement with the SEC on November 1, 2007, registering for resale the common units, which is not yet effective. The proceeds from this equity placement, together with borrowings under the Company’s existing credit facility, fully funded the purchase price of the acquisition. The Company entered into derivative transactions to hedge a portion of the future expected production associated with this acquisition.

The acquisition included approximately 600 net producing wells on approximately 80,000 net acres. Also included were support equipment and facilities, including a pipeline gathering system.

The total consideration was $132.7 million which consisted of cash of $129.0 million and estimated transaction costs of $1.0 million. The Company assumed liabilities of $2.7 million, primarily associated with abandonment obligations on the properties. The purchase price allocation of the total consideration of $132.7 million is as follows:

Natural Gas and Oil Properties	$113.5 million

Unproved Properties	2.6 million

Pipelines	10.0 million

Other PP&E	1.0 million

Intangible Third Party Gas Contracts	5.0 million

Inventory	0.6 million

Total	$132.7 million

The preliminary purchase price allocation used for the purpose of this pro forma financial information is based on preliminary appraisals, evaluations of proved oil and natural gas reserves, discounted cash flows, quoted market prices, and other estimates by management. The purchase price allocation related to the Newfield acquisition is preliminary and subject to change, pending finalization of the valuation of the assets and liabilities acquired.

A post-closing adjustment will occur within 90 days of the Closing Date to settle certain items including the revenue distributions and certain expenses associated with the oil and gas properties after the effective date of July 1, 2007. Additionally, as of the Closing Date, Newfield had been unable to obtain third-party consents (the “Outstanding Consents”) with respect to certain oil and gas leases and related assets (the “Designated Properties”) which represent less than 14% of the aggregate purchase price of the acquisition. As a result of the Outstanding Consents, Newfield and the Company entered into a Nominee Agreement pursuant to which Newfield will hold legal title for the benefit of the Company for the Designated Properties. As required under the Nominee Agreement, during the 90 day period following the Closing Date (the “Cure Period”), Newfield shall use diligent, commercially reasonable efforts to obtain the Outstanding Consents with respect to the Designated Properties, and shall deliver to the Company assignments of all of its right, title and interest in all of the Designated Properties as to which Outstanding Consents are obtained during the Cure Period. If Newfield fails to obtain Outstanding Consents for any of the Designated Properties within the Cure Period, the Company may reassign to Newfield its beneficial interest in such property and shall be entitled to a refund from Newfield of the purchase price paid with respect to such property, subject to certain adjustments.

Amvest Acquisition

The Amvest acquisition was completed on July 25, 2007. The Company acquired certain oil and natural gas properties in the Cherokee Basin through an agreement of merger providing for the merger of Amvest Osage, Inc. (“Amvest”) with and into a wholly-owned subsidiary of the Company for approximately $240.0 million, subject to purchase price adjustments. The Company also completed a private placement of 2,664,998 common units and 3,371,219 newly-created Class F units at an average price of $34.79 per unit for an aggregate purchase price of approximately $210 million. At a special meeting of the Company’s common unitholders held on October 12, 2007, the common unitholders approved the conversion of all outstanding Class F units into common units. As a result of the approval, all 3,371,219 of the Company’s outstanding Class F units were cancelled and the same number of common units was issued to the former holders of Class F units. The Company also filed a registration statement with the SEC on November 1, 2007, registering for resale the common units and common units issued upon conversion of the Class F units, which is not yet effective. The proceeds from this equity placement, together with borrowings under the Company’s existing credit facility, fully funded the purchase price of the acquisition. The Company entered into derivative transactions to hedge a portion of the future expected production associated with this acquisition.

The acquisition included a 13 year exclusive concession for coalbed methane and shale rights on approximately 560,000 net acres in Osage County, Oklahoma and approximately 370 producing wells. Also included were support equipment and facilities, including certain pipeline gathering systems.

The total consideration was $244.8 million which consisted of cash of $243.3 million and estimated transaction costs of $1.5 million. An amount of $8.5 million was included in a drilling escrow fund that was returned to the Company for use for drilling programs on proved undeveloped locations after the close of the transaction. The purchase price allocation of the total consideration (after the return of the drilling fund) of $236.3 million is as follows:

Natural Gas and Oil Properties	$184.2 million

Unproved Properties	38.4 million

Pipelines	5.0 million

Other PP&E	1.4 million

Intangible Third Party Gas Contracts	5.0 million

Net Working Capital	2.3 million

Total	$236.3 million

The preliminary purchase price allocation used for the purpose of this pro forma financial information is based on preliminary appraisals, evaluations of proved oil and natural gas reserves, discounted cash flows, quoted market prices, other estimates by management, and a preliminary valuation report. The purchase price allocation related to the Amvest acquisition is preliminary and subject to change, pending finalization of the valuation of the assets and liabilities acquired.

EnergyQuest Acquisition

In April 2007, the Company completed the acquisition of certain coalbed methane properties in the Cherokee Basin of Oklahoma and Kansas and interests in certain limited liability companies which own coalbed methane properties in the Cherokee Basin (the “EnergyQuest Assets”) for approximately $115 million, subject to purchase price adjustments. The Company also completed a private placement of 2,207,684 common units at a price of $26.12 per unit and 90,376 newly-created Class E units at a price of $25.84 per unit for an aggregate purchase price of approximately $60 million. At a special meeting of the common unitholders held on June 26, 2007, the common unitholders approved the conversion of all outstanding Class E units into common units. As a result of the approval, all 90,376 of the Company’s outstanding Class E units were cancelled and the same number of common units was issued to the former holders of Class E units. The Company also filed a registration statement with the SEC on July 6, 2007 registering for resale the common units and common units issued upon conversion of the Class E units, which is now effective. The proceeds from this equity placement, together with borrowings under the Company’s existing credit facility, fully funded the purchase price of the acquisition. The Company entered into derivative transactions to hedge a portion of the future expected production associated with this acquisition.

The total consideration for the EnergyQuest Assets was $118.0 million, which consisted of cash of $114.8 million and the assumption of an estimated asset retirement obligation of $3.1 million and other miscellaneous liabilities of $0.1 million.

The preliminary purchase price allocation of the total consideration of $118.0 million is as follows:

Natural gas and oil properties	$106.1 million

Pipelines	5.7 million

Investment in unconsolidated affiliates	4.0 million

Unproved properties	1.6 million

Other property, plant and equipment	0.5 million

Land	0.1 million

$118.0 million

This preliminary purchase price allocation is based on preliminary appraisals, evaluations of proved oil and natural gas reserves, discounted cash flows, quoted market prices and other estimates by management. The purchase price allocation related to the acquisition of the EnergyQuest Assets is preliminary and subject to change, pending finalization of the valuation of the assets and liabilities acquired.

3. PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined statement of operations have been adjusted to reflect the following:

a.	the issuance and sale of 2,470,592 Common Units for approximately $104.7 million ($105 million less $0.3 million in estimated expenses) to partially fund the remaining Newfield purchase price and the issuance and sale of 3,371,219 Class F Units and 2,664,998 Common Units for approximately $206.3 million ($210.0 million less $3.675 million in estimated expenses) to partially fund the Amvest purchase price.

b.	recording incremental depreciation, depletion and amortization expense related to the assets acquired in the Newfield, Amvest, EQR, and KPC acquisitions based on the relative fair value allocation of the purchase price to the acquired assets. The proforma depletion expense attributable to the Amvest acquisition has been updated to reflect a proved reserve estimate from September 26, 2007.

c.	recording incremental accretion expense related to the assumed asset retirement obligations of Newfield and EQR.

d.	recording incremental interest expense at 7.45% associated with the increase in long-term debt of approximately $28.0 million incurred to fund the balance of the purchase price of Newfield, as well as to fund planned capital expenditures on these properties; recording incremental interest expense at 7.11% associated with the increase in long-term debt of approximately $42.5 million incurred to fund the balance of the purchase price of Amvest, as well as to fund planned capital expenditures on these properties; and recording incremental interest expense at 7.235% associated with the increase in long-term debt of approximately $60.5 million incurred to fund the balance of the purchase price of EQR and KPC, the escrow deposit and certain investment capital expenditures in the Black Warrior Basin.

A 0.125% increase or decrease in this rate results in a $0.16 million change in interest expense associated with these increases in outstanding debt.

e.	recording incremental amortization of additional debt issuance costs associated with an increase in the reserve-based credit facility.

f.	no incremental pro forma adjustments for general and administrative expenses have been reflected for any costs associated with a Transition Services Agreement, pursuant to which Newfield will operate the Newfield assets and conduct a specified drilling program on CEP’s behalf until December 31, 2007. In addition, no incremental pro forma adjustments for general and administrative expenses have been reflected for any costs associated with a Transition Services Agreement, pursuant to which EQR will operate the EQR and KPC assets and conduct a specified drilling program on CEP’s behalf. The Transition Services Agreement provides for a reimbursement of EQR’s actual costs plus a 10% premium for any general and administrative services that CEP specifically requests. This amount may not be indicative of any actual future general and administrative costs incurred by CEP. Under this agreement, the monthly requested general and administrative services related to EQR are approximately $140,000 per month.

g.	to eliminate intercompany activities between EQR and KPC, to eliminate historical interest expense on historical affiliate balances, and to eliminate historical income tax-related balances as CEP is not a taxpayer.

4. DEBT

Newfield Acquisition

In August 2007, the Company borrowed $13.0 million under the reserve-based credit facility to fund an acquisition deposit escrow account for the purchase of the Newfield assets. In September 2007, the Company borrowed an additional $15.0 million to fund the purchase price of the Newfield acquisition, as well as to fund a portion of planned capital expenditures on these properties.

In August 2007, the amount guaranteed under the credit support fee agreement with Constellation Energy Group, Inc. (“CEG”), under which CEG will guarantee credit support for the Company’s financial derivatives, was increased to $10.0 million. The guarantee is for financial derivatives that the Company entered into in anticipation of the Newfield acquisition.

Amvest Acquisition

In July 2007, the Company borrowed $42.5 million under the reserve-based credit facility to fund the purchase price of the Amvest acquisition, as well as to fund a portion of planned capital expenditures on these properties. On July 6, 2007, the borrowing base of the reserve-based credit facility was increased to $135.0 million, and then to $180.0 million on July 26, 2007.

In July 2007, the amount guaranteed under the credit support fee agreement with CEG under which CEG will guarantee credit support for the Company’s financial derivatives, was increased to $15.0 million. This guarantee and a previous guarantee for $25.0 million were released effective July 6, 2007, when the borrowing base under the Company’s reserve-based credit facility was increased to $135.0 million. On July 13, 2007, the Company entered into a credit support fee agreement with CEG under which CEG guaranteed credit support up to

$15.0 million for financial derivatives that the Company entered into in relation to the Amvest acquisition. This guarantee was released on July 26, 2007, when the borrowing base under the Company’s reserve-based credit facility was increased to $180.0 million. Debt issuance costs related to these transactions were approximately $0.5 million which are being amortized over the life of the facility. The reserve-based credit facility will mature in October 2010.

5. EQUITY ISSUANCE

Newfield Acquisition

On August 2, 2007, the Company entered into a Common Unit Purchase Agreement (the “Purchase Agreement”) with certain unaffiliated third-party investors (the “Purchasers”) to sell 2,470,592 common units representing Class B limited liability company interests in the Company (the “New Common Units”) in a private placement for an aggregate purchase price of approximately $105 million. The Company used the proceeds from the private placement, together with funds available under the Company’s revolving credit facility, to fund the purchase price of the Newfield acquisition. At the issuance of the New Common Units, additional Class A units were issued such that the total outstanding amount remained at 2% of all outstanding units. Estimated offering expenses were $0.3 million.

In connection with the Unit Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers dated September 21, 2007, the closing date of the private placement. Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a registration statement within 90 days of the closing date, and use its commercially reasonable efforts to cause the registration statement to become effective no later than 135 days following the closing date. In addition, the Registration Rights Agreement gives the Purchasers piggyback registration rights under certain circumstances. These registration rights, which represent the right to register and sell unregistered units in the event that the Company conducts an offering, are transferable to affiliates and, in certain circumstances, to third parties.

If the registration statement is not declared effective within 165 days after the closing date, then the Company must pay each Purchaser, as liquidated damages, 0.25% of the product of $42.50 times the number of New Common Units purchased by such Purchaser (the “Liquidated Damages Multiplier”) per 30-day period for the first 90 days following the 165th day after the closing date, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period for each subsequent

30 days, up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period. There is no limitation on the aggregate amount of the liquidated damages the Company must pay each Purchaser.

Amvest Acquisition

On July 16, 2007, the Company entered into a Class F Unit and Common Unit Purchase Agreement (the “Unit Purchase Agreement”) with certain unaffiliated third-party investors (the “July Purchasers”) to sell 3,371,219 Class F Units representing limited liability company interests (the “Class F Units”) and 2,664,998 common units representing Class B limited liability company interests in a private placement for an aggregate purchase price of approximately $210 million. The Company issued and sold 3,371,219 Class F Units and 2,664,998 Common Units to the July Purchasers pursuant to the Unit Purchase Agreement on July 25, 2007. The Company used the proceeds from the private placement, together with funds available under the Company’s revolving credit facility, to fund the purchase price of the Amvest acquisition. At the issuance of the Class F and Common Units, additional Class A units were issued such that the total outstanding amount remained at 2% of all outstanding units. Estimated offering expenses were $3.675 million.

In connection with the Unit Purchase Agreement, the Company entered into a registration rights agreement (the “July Registration Rights Agreement”) with the July Purchasers dated July 25, 2007, the closing date of the private placement. Pursuant to the July Registration Rights Agreement, the Company is required to prepare and file a registration statement within 90 days of the closing of the private placement (the “Closing Date”), and use its commercially reasonable efforts to cause the registration statement to become effective no later than 135 days following the Closing Date. In addition, the July Registration Rights Agreement gives the July Purchasers piggyback registration rights under certain circumstances. These registration rights, which represent the right to register and sell unregistered units in the event that the Company conducts an offering, are transferable to affiliates and, in certain circumstances, to third parties.

If the registration statement is not declared effective within 165 days after the Closing Date, then the Company must pay each July Purchaser, as liquidated damages, 0.25% of the sum of the product of $34.43 times the number of Class F Units purchased by such July Purchaser plus the product of $35.25 times the number of Common Units purchased by such July Purchaser (the “July Liquidated Damages Multiplier”) per 30-day period for the first 90 days following the 165th day after the Closing Date, increasing by an additional 0.25% of the July Liquidated Damages Multiplier per 30-day period for each subsequent 30 days, up to a maximum of 1.00% of the July Liquidated Damages Multiplier per 30-day period. There is no limitation on the aggregate amount of the liquidated damages the Company must pay each July Purchaser.

6. SUBSEQUENT EVENT

Conversion of Class F Units

On October 12, 2007, at a special meeting of common unitholders, the Company’s common unitholders approved the conversion of all outstanding Class F units into common units.

As a result of the approval, all 3,371,219 of the Company’s outstanding Class F units were canceled and the same number of common units will be issued to the former holders of Class F units.

To facilitate the conversion, the common unitholders approved both a change in the terms of the Company’s Class F units to provide that each Class F unit is convertible into the Company’s common units, and the issuance of additional common units upon the conversion of the Class F units.

F-12